                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                            NINE MONTHS        THREE MONTHS
                                        ENDED SEPTEMBER 30  ENDED SEPTEMBER 30
                                        ------------------- -------------------
                                          1994      1993      1994      1993
                                        --------- --------- --------- ---------
                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income............................. $ 125,935 $ 115,919 $  44,061 $  38,145
                                        ========= ========= ========= =========
Average shares of common stock
 outstanding...........................    56,021    50,583    58,894    51,050
                                        ========= ========= ========= =========
Earnings per common share.............. $    2.25 $    2.29 $    0.75 $    0.75
                                        ========= ========= ========= =========

                                       24